Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

São Paulo, May 6, 2026

We consent to the incorporation by reference in this Registration Statement on Form S8 of Rare Earths Americas, Inc. of our report dated March 12, 2026, relating to the consolidated financial statements of Alpha Minerals Brazil Participações Ltda., contained in the Registration Statement on Form S-1, as amended (File No. 333-295032).

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Milton Miranda Rodrigues

Milton Miranda Rodrigues

Partner

PGBR RODYO'S AUDITORES INDEPENDENTES S.S.

PGBR RODYO’S AUDITORES INDEPENDENTES S.S.